Exhibit 99.1

News Release

www.nortel.com

FOR IMMEDIATE RELEASE	February 28, 2005

For more information:

Media	Investors
Marion MacKenzie	(888) 901-7286
(905) 863-1035	(905) 863-6049
mackenm@nortel.com	investor@nortel.com

Nortel Provides Status Update

TORONTO – Nortel Networks* Corporation [NYSE/TSX:NT] and its principal operating subsidiary, Nortel Networks Limited (“NNL”), today provided a status update pursuant to the alternative information guidelines of the Ontario Securities Commission. These guidelines contemplate that the Company and NNL will normally provide bi-weekly updates on their affairs until such time as they are current with their filing obligations under Canadian securities laws.

Filing of Financial Statements for Third Quarter 2004 and Year 2004

The Company expects that it and NNL will file their unaudited financial statements for the third quarter of 2004, and related Quarterly Reports on Form 10-Q (the “2004 Third Quarter Reports”) and corresponding Canadian filings, by the end of March 2005, and their audited financial statements for the year 2004, and related Annual Reports on Form 10-K (the “2004 Annual Reports”) and corresponding Canadian filings, by the end of April 2005. The Company and NNL will therefore each be filing with the United States Securities and Exchange Commission (the “SEC”) a Form 12b-25 Notification of Late Filing relating to the delay in filing their 2004 Annual Reports.

The Company’s expectation as to timing of filing their financial statements is subject to change due to limitations including: previously announced material weaknesses in the Company’s internal control over financial reporting and the review or audit of the Nortel financial statements by the Company’s external auditors. In addition, the Company continues to work with its external auditors on the internal control reports required for the first time in connection with the 2004 Annual Reports under s.404 of the Sarbanes-Oxley Act of 2002.

Also, the Company announced that it ended 2004 with approximately US$3.7 billion in cash.

Annual Shareholders’ Meeting
As previously announced, the Company was granted an order by the Ontario Superior Court of Justice extending the time for calling the Company’s 2004 Annual Shareholders’ Meeting (the “Meeting”) to a date no later than May 31, 2005 or such later date as the Court may further permit. This extension was obtained, after discussions with the Staff of the SEC, to permit compliance with a specific SEC rule which would require, in these circumstances, that the Company provide to shareholders its 2004 audited financial statements either prior to or concurrently with the mailing of the proxy materials for the Meeting. As this would not be possible if the Meeting were to be held by May 31, 2005 in light of the Company’s current expectation as to the timing for filing its 2004 audited financial statements, the Company intends to seek a Court order extending the time for holding the Meeting to a date no later than June 30, 2005. If the order is granted, the Company intends to hold a combined Annual Shareholders’ Meeting for fiscal years 2003 and 2004 by such date.

Debt Securities
As a result of the delay in filing the Company’s and NNL’s 2004 Third Quarter Reports and the anticipated delay in filing their 2004 Annual Reports, the Company and NNL are not in compliance with their obligations to deliver their SEC filings to the trustees under their public debt indentures. While a notice of default could have been given at any time after March 30, 2004 by holders of at least 25 percent of the outstanding principal amount of any relevant series of debt securities, neither the Company nor NNL has received any such notice as of February 25, 2005.

EDC Support Facility
As previously announced, the current waiver from Export Development Canada (“EDC”) of certain defaults related to the delayed filings and related breaches under the EDC performance-related support facility (the “EDC Support Facility”) will expire on March 15, 2005. As the Company and NNL currently expect to file the 2004 Third Quarter Reports by the end of March 2005, EDC will have the right, on March 15, 2005 (absent a further waiver in relation to the delayed filings and related breaches), to terminate the EDC Support Facility, exercise certain rights against collateral or require NNL to cash collateralize all existing support. In addition, EDC will also have this right on March 30, 2005 (absent a further waiver) as the Company and NNL do not expect to deliver their 2004 Annual Reports by such date. While NNL intends to seek a new waiver from EDC in connection with the delay in filing the 2004 Third Quarter Reports and 2004 Annual Reports, there can be no assurance that NNL will receive a new waiver or as to the terms of any such waiver. For other information on the EDC Support Facility and related breaches, see the Company’s press release “Nortel Announces New Waiver from Export Development Canada” dated February 15, 2005.

The Company and NNL reported that there have been no material developments in the matters reported in their status updates of June 2, 2004 through February 1, 2005; and the Company’s press release “Nortel Announces New Waiver from Export Development Canada” dated February 15, 2005, with the exception of the matters described above.

The Company’s and NNL’s next bi-weekly status update is expected to be released during the week of March 14, 2005.

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About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of regulatory and criminal investigations and civil litigation actions related to Nortel’s restatements and the impact any resulting legal judgments, settlements, penalties and expenses could have on Nortel’s results of operations, financial condition and liquidity; the findings of Nortel’s independent review and implementation of recommended remedial measures; the outcome of the independent review with respect to revenues for specific identified transactions, which review will have a particular emphasis on the underlying conduct that led to the initial recognition of these revenues; the restatement or revisions of Nortel’s previously announced or filed financial results and resulting negative publicity; the existence of material weaknesses in Nortel’s internal controls over financial reporting; the impact of Nortel’s and NNL’s failure to timely file their financial statements and related periodic reports, including breach of its support facility and public debt obligations and Nortel’s inability to access its shelf registration statement filed with the United States Securities and Exchange Commission (“SEC”); ongoing SEC reviews, which may result in changes to our public filings; the potential delisting or suspension of Nortel’s and NNL’s publicly traded securities; the impact of management changes, including the termination for cause of Nortel’s former CEO, CFO and Controller in April 2004; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; Nortel’s ability to recruit and retain qualified employees; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flow; the adverse resolution of class actions, litigation in the ordinary course of business, intellectual property disputes and similar matters; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement, which is currently not available, of Nortel’s forward purchase contracts; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.